EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of The Timken Company, an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Glenn A. Eisenberg, William R. Burkhart and Scott A. Scherff, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common stock of the Registrant issuable in connection with The Timken Company 2011 Long-Term Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 10th day of May, 2011.

/s/ James W. Griffith	/s/ Glenn A. Eisenberg

James W. Griffith	Glenn A. Eisenberg
President, Chief Executive Officer and Director	Executive Vice President — Finance and
(Principal Executive Officer)	Administration (Principal Financial Officer)

/s/ J. Ted Mihaila	/s/ John M. Ballbach

J. Ted Mihaila	John M. Ballbach
Senior Vice President and Controller (Principal	Director
Accounting Officer)

/s/ Phillip R. Cox	/s/ John A. Luke, Jr.

Phillip R. Cox	John A. Luke, Jr.
Director	Director

/s/ Joseph W. Ralston	/s/ John P. Reilly

Joseph W. Ralston	John P. Reilly
Director	Director

/s/ Frank C. Sullivan	/s/ John M. Timken, Jr.

Frank C. Sullivan	John M. Timken, Jr.
Director	Director

/s/ Ward J. Timken	/s/ Ward J. Timken, Jr.

Ward J. Timken	Ward J. Timken, Jr.
Director	Director

/s/ Jacqueline F. Woods
Jacqueline F. Woods
Director